UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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THE HABIT RESTAURANTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Habit Restaurants, Inc.

17320 Red Hill Avenue

Suite 140

Irvine, CA 92614

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

April 23, 2019

Dear Stockholders:

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of The Habit Restaurants, Inc. (the “Company”, “we” or “Habit”) will be held on June 19, 2019, at 10:00 a.m. local time, at 17370 Red Hill Ave., Irvine, CA 92614, for the following purposes:

1.	To elect Allan Karp and Joseph J. Kadow as Class II directors, each for a three-year term;

2.	To ratify the appointment of Moss Adams LLP, or Moss Adams, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019;

3.	To approve the Amended and Restated 2014 Omnibus Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement hereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

April 22, 2019 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record as of the close of business at the record date will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders as of the record date will be available for stockholder inspection at the headquarters of the Company, 17320 Red Hill Avenue, Suite 140, Irvine, CA 92614, during ordinary business hours, from May 9, 2019 to the date of the Annual Meeting. The list also will be available for inspection at the Annual Meeting.

Important!

Whether or not you plan to attend the Annual Meeting, your vote is very important.

After reading the Proxy Statement, you are encouraged to vote by (1) toll-free telephone call, (2) the Internet or (3) completing, signing and dating the printable proxy card and returning it as soon as possible. If you are voting by telephone or the Internet, please follow the instructions on the proxy card. You may revoke your proxy at any time before it is voted by following the instructions provided below.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 19, 2019. The proxy materials and the annual report to stockholders are available at http://www.astproxyportal.com/ast/19786.

If you need assistance voting your shares, please call Investor Relations at (949) 943-8692 or send an email to HabitIR@habitburger.com.

You may attend the Annual Meeting and vote your shares in person, even if you previously voted by the Internet, by telephone or returned your proxy card. Your proxy (including a proxy granted by the Internet or by telephone) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Secretary in Irvine, California, voting again by Internet or telephone, or attending the Annual Meeting and voting in person. If you are a registered shareholder (meaning you hold your shares in your name), you must present valid identification to attend the meeting. If you are a beneficial shareholder (meaning your shares are held in the name of a broker, bank or other holder of record), you must present valid identification and you will also need to present proof of ownership to attend the meeting.

The Board of Directors recommends a vote FOR the election of the two nominees for directors, a vote FOR ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm, and a vote FOR the approval of the Amended and Restated 2014 Omnibus Incentive Plan.

Each outstanding share of the Company’s Class A common stock and Class B common stock (collectively, the “common stock”) (Nasdaq: HABT) entitles the holder of record at the close of business on April 22, 2019 to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

At the Annual Meeting, you will have an opportunity to ask questions about the Company and its operations. You may attend the Annual Meeting in person even if you vote by telephone or the Internet or return your proxy card. Your proxy (including a proxy granted by telephone or the Internet) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Secretary in Irvine, CA, voting again by telephone or Internet, or attending the Annual Meeting and voting in person.

We look forward to seeing you. Thank you for your ongoing support of and interest in The Habit Restaurants, Inc.

By Order of the Board of Directors,
/s/ Ira Fils
Ira Fils Chief Financial Officer, Secretary and Director

The Habit Restaurants, Inc.

17320 Red Hill Avenue

Suite 140

Irvine, CA 92614

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me a Notice of Internet Availability of Proxy Materials?

A:

We sent you the Notice of Internet Availability of Proxy Materials because the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 17370 Red Hill Ave., Irvine, CA 92614, on June 19, 2019, at 10:00 a.m.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card or print, complete, sign, and return the proxy card.

On April 22, 2019 there were an aggregate of 26,108,210 shares of Class A and Class B common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We made this Proxy Statement available on or about April 23, 2019 to all stockholders entitled to vote their shares of common stock at the Annual Meeting.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock that you owned on the record date. The proxy card will indicate the number of shares.

Q:	How do I vote by proxy?

A:

If you properly cast your vote by either voting your proxy by telephone or via the Internet or executing and returning the proxy card, and your vote is not subsequently revoked by you, your vote will be recorded in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

•	“FOR” the election of each of the nominees for director;

•	“FOR” ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm; and

•	“FOR” the approval of the Amended and Restated 2014 Omnibus Incentive Plan.

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q:	May my broker vote for me?

A:

Under the rules of the Financial Industry Regulatory Authority, if your broker holds your shares in its “street” name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on Proposal Two, but not on any of the other proposals.

Q:	What are abstentions and broker non-votes?

A:

An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or vote your shares by telephone or via the Internet by following these procedures. To revoke your proxy:

•	Vote again by telephone or Internet;

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your proxy to Habit’s Secretary at the Company’s offices in Irvine, California; or

•	Attend the Annual Meeting and vote in person.

Q:	How do I vote in person?

A:

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in a brokerage account or by another nominee, the Notice of Internet Availability of Proxy Materials is being forwarded to you. Follow the instructions on the Notice of Internet Availability of Proxy Materials in order to vote your shares by proxy or in person. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting. Please note, you must present a form of personal picture identification in order to vote in person at the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock entitled to vote generally in the election of directors. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to approve the election of directors (Proposal One)?

A:

The two nominees for director who receive the most affirmative votes will be elected. Therefore, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. Abstentions and broker non-votes will have no effect on the outcome of voting for directors.

Q:	What vote is required to ratify the selection of Moss Adams as the Company’s independent registered public accounting firm (Proposal Two)?

A:

The affirmative vote of a majority of the votes properly cast on the proposal at the 2019 Annual Meeting is required to ratify the appointment of Moss Adams as the Company’s independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the outcome of Proposal Two.

Q:	What vote is required to ratify the approval of the Amended and Restated 2014 Omnibus Incentive Plan (Proposal Three)?

A:

The affirmative vote of a majority of the votes properly cast on the proposal at the 2019 Annual Meeting is required to approve the Amended and Restated 2014 Omnibus Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of Proposal Three.

Q:	What are the costs of soliciting these proxies?

A:

The Company will pay all the costs of soliciting these proxies. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees, and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the Annual Meeting, voting or your ownership of Habit common stock, please call us at (949) 943-8692 or send an e-mail to HabitIR@habitburger.com.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL ONE—Election of Directors

In accordance with the Company’s certificate of incorporation and bylaws, the Board is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Allan Karp and Joseph J. Kadow are the Class II directors whose terms expire at the Company’s 2019 Annual Meeting of stockholders. Each of Messrs. Karp and Kadow has been nominated for and has agreed to stand for re-election to the Board to serve as a Class II director of the Company for three years and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

The two nominees for director with the highest number of affirmative votes will be elected as directors. It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the two nominees named herein as director nominees. Habit has no reason to believe that any of these nominees will be unable to serve. In the event that any of the nominees are unavailable to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee named herein as a nominee for election as a director and for each continuing director, including his or her period of service as a director of Habit, principal occupation and other biographical material is provided later in this proxy statement.

Our certificate of incorporation states that our Board shall consist of not fewer than three and not more than fifteen members, and the precise number of directors shall be fixed by a resolution of our Board. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote on the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.

Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified herein serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our Class I directors will serve until the 2021 annual meeting of stockholders; our Class II directors, once elected, will serve until the 2022 annual meeting of stockholders; and our Class III directors will serve until the 2020 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THESE NOMINEES FOR CLASS II DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

(PROPOSAL ONE ON YOUR PROXY CARD)

We seek individuals to serve as directors with established strong professional reputations, sophistication and experience in strategic planning, leadership, business management, innovation and in substantive areas that affect our business such as: restaurant development; sourcing; financing; finance and accounting; business operations; government contracts; legal and regulatory; and sales and marketing. We believe that each of our current directors possesses the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for each director in the individual biographies below.

Set forth below are the name, position held and age of each of the nominees for director of the Company. The principal occupation and recent employment history of each nominee is described below.

Name	Age	Position
Allan Karp	64	Director (Class II)
Joseph J. Kadow	62	Director (Class II)

Allan Karp has served as a director of The Habit Restaurants, LLC since July 2007, and as a director of The Habit Restaurants, Inc. since August 2014. He is a founding partner of KarpReilly, LLC. Prior to KarpReilly, Mr. Karp was the Co-Chief Executive Officer at Apax Partners, L.P. Prior to Apax Partners, Mr. Karp was a Co-Founder of Saunders, Karp & Megrue, LLC. Mr. Karp currently serves on the boards of directors of a number of privately held companies. Mr. Karp holds a B.S. in Chemistry from University of California-Santa Cruz, and a M.S. in Management from M.I.T. Sloan School of Business. Because of Mr. Karp’s extensive experience with portfolio companies and his private equity, financial and investment banking experience, we believe he is qualified to serve on our Board.

Joseph J. Kadow has served on our Board since September 2015. Mr. Kadow has served as Executive Vice President, Chief Legal Officer of Bloomin’ Brands, Inc. (Nasdaq: BLMN) since 2005, and joined Bloomin’ Brands in 1994 as Vice President and General Counsel. Bloomin’ Brands is the operator of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse and Wine Bar. Prior to that, he served as a partner in the Orlando, Florida office of the national law firm, Baker Hostetler LLP. Mr. Kadow is a past Chairman of the board of directors of the National Restaurant Association. Mr. Kadow received his Bachelor’s Degree in Accounting from the University of Scranton and his J.D. from the Dickinson School of Law at Pennsylvania State University. Because of his extensive restaurant industry experience, we believe Mr.  Kadow is qualified to serve on our Board.

Current Directors Not Standing for Election at the Annual Meeting

Set forth below are the name, position held and age of each of the remaining individuals who currently serve as directors on our Board. The principal occupation and recent employment history of each individual is described below.

Name	Age	Position
Russell W. Bendel	64	Chief Executive Officer, President and Director (Class III)
Ira Fils	53	Chief Financial Officer, Secretary and Director (Class I)
Ira L. Zecher	66	Director (Class III)
A. William Allen III	59	Director (Class III)
Christopher Reilly	56	Director (Class I)
Karin Timpone	53	Director (Class I)

Russell W. Bendel was appointed Chief Executive Officer and President of The Habit Restaurants, LLC in June 2008 and was appointed Chief Executive Officer and President of The Habit Restaurants, Inc. in August 2014. He has served as a director of The Habit Restaurants, LLC since August 2008, and has served as a director of The Habit Restaurants, Inc. since August 2014. Previously, Mr. Bendel was President and Chief Operating Officer of The Cheesecake Factory. Beginning in June 2001, Mr. Bendel worked at Mimi’s Café as Chief Executive Officer and President. He currently serves as Director Emeritus of the California Restaurant Association, and on the board of advisors for the Collins School of Hospitality Management at California State Polytechnic University. He holds a Bachelor of Science degree in Hotel Administration from Florida International University. Because of his extensive experience in leadership positions in the restaurant industry, including at the Company, we believe Mr. Bendel is qualified to serve on our Board.

Ira Fils was appointed Chief Financial Officer and Secretary of The Habit Restaurants, LLC in August 2008 and was appointed Chief Financial Officer and Secretary of The Habit Restaurants, Inc. in August 2014. He

has served as a director of The Habit Restaurants, Inc. since August 2014. Previously, Mr. Fils served as Chief Financial Officer of Mimi’s Café from 2005 to 2008, after joining the Company as Vice President of Finance in 2003. From 1998 to 2003, he served in various financial capacities with increasing responsibility which led to him becoming Chief Financial Officer at Rubio’s Restaurants, Inc. He currently sits on the board of directors of California Fish Grill. He holds an undergraduate degree in economics and an MBA from the University of California, Irvine. Because of his experience in the restaurant industry and his financial knowledge, we believe Mr. Fils is qualified to serve on our Board.

Ira L. Zecher has served as a director of The Habit Restaurants, Inc. since August 2014. Mr. Zecher is a managing member of ILZ, LLC, and is a director, audit committee chairman and compensation committee member of the board of Chuy’s Holdings, Inc. (Nasdaq: CHUY). He previously served as a director, audit committee chairman and compensation committee member of the board of Norcraft Companies, Inc. from October 2013 to May 2015. Prior to joining The Habit, Mr. Zecher was with Ernst & Young LLP, a registered public accounting firm, for over 36 years until his retirement as a partner in 2010. Mr. Zecher gained extensive experience in audits and transactions at Ernst & Young LLP, where he served as a partner in the Audit and Transaction Advisory Services groups in New York and as the director of the Far East Area Private Equity practice, based in Hong Kong. Mr. Zecher is a CPA and holds a B.A. in accounting from Queens College of the City University of New York. He also completed the Executive Program of the Kellogg School of Management at Northwestern University. From 2010 to 2013, he taught in the Graduate Accounting program at Rutgers, the State University of New Jersey. Because of Mr. Zecher’s broad accounting and financial experience, we believe he is qualified to serve on our Board.

A. William Allen III has served as a director of The Habit Restaurants, Inc. since October 2014. Mr. Allen served as the CEO of OSI Restaurant partners (Bloomin’ Brands, Inc.) for five years until November 2009. He served as Chairman of the Bloomin’ Brands board of directors from November 2009 through December 2011. Since December 2011, Mr. Allen has acted as an investor, advisor and/or board member to a variety of established and early-stage growth companies, including Fleming’s, Il Fornaio/Corner Bakery, Hopdoddy Burger Bar, Uncle Julio’s and Paul Martin’s American Grill. Prior to Bloomin’ Brands, Mr. Allen was Co-Founder of Fleming’s Prime Steakhouse & Wine Bar. Because of his extensive experience in the restaurant industry, we believe Mr. Allen is qualified to serve on our Board.

Christopher Reilly has served as a director of The Habit Restaurants, LLC since July 2007, and as a director of The Habit Restaurants, Inc. since July 2014. He is a founding partner of KarpReilly, LLC. Prior to KarpReilly, Mr. Reilly was a partner at Apax Partners, L.P. Prior to Apax Partners, Mr. Reilly was a Partner at Saunders, Karp & Megrue, LLC. Mr. Reilly currently serves on the boards of directors of a number of privately held companies. He is also a Chairman of the board of trustees of Providence College. Mr. Reilly holds a B.S. from Providence College and an M.B.A. from New York University’s Leonard N. Stern School of Business. Because of Mr. Reilly’s substantial experience with portfolio companies and his private equity, financial and investment banking experience, we believe he is qualified to serve on our Board.

Karin Timpone has served on our board of directors since October 2018. Ms. Timpone is currently Global Marketing Officer of Marriott International, Inc. Prior to joining Marriott, she was Senior Vice President of Digital Media for The Walt Disney Company. Ms. Timpone has also held leadership roles at other major corporations such as Yahoo!, Universal Studios, Inc., and The Seagram Company, Ltd. She graduated from Bryn Mawr College with a Bachelor of Arts in Political Science. She received her Master of Arts in Media Ecology at New York University. Because of her extensive business and marketing experience, we believe Ms. Timpone is qualified to serve on our board of directors.

Corporate Governance Highlights

We believe that excellence in corporate governance is key to a strong and accountable Board. Therefore, we have adopted practices that we believe will promote the long-term interests of us and our stockholders, including the below examples.

➢	Single Class Voting Structure. Each share of common stock outstanding on the record date is entitled to one vote per matter presented to stockholders	➢	Compensation Program reviewed at least annually by the Compensation Committee of the Board
➢	Regular Board and Committee Executive Sessions of Non-Management Directors	➢	Limitation on Management Directors. Our CEO and CFO are the only members of management serving as directors
➢	“Pay for Performance” Philosophy Drives Executive Compensation	➢	Audit Committee Approval Required for Related Party Transactions
➢	Independent Executive Compensation Consultant	➢	No “Poison Pill” (Stockholder Rights Plan)
➢	Risk Oversight by the Board and Committees	➢	Balance of Experience, Tenure and Qualifications on the Board
➢	Stockholder Outreach Program

Director Independence

Under the applicable listing requirements and rules of the Nasdaq Stock Market LLC, or Nasdaq, independent directors must compose a majority of our Board, subject to certain specified exceptions. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance Committees must be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has reviewed the independence of our directors under the corporate governance standards of Nasdaq. Based on this review, the Board determined that each of Ms. Timpone and Messrs. Karp, Reilly, Zecher, Kadow and Allen is independent within the meaning of the corporate governance standards of Nasdaq. In making this determination, our Board considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Meetings and Attendance

The Board held four meetings during the fiscal year ended December 25, 2018. Overall attendance at Board and Committee meetings was 100% either in person or telephonically. The Board also approved certain actions by unanimous written consent in lieu of a meeting.

Board of Directors Leadership Structure

It is our current policy that our Chief Executive Officer shall serve as chairman of the Board. The independent members of the Board have periodically reviewed the Board’s leadership structure and have determined that Habit and our stockholders are well served with this structure.

The Board of Directors’ Role in Risk Oversight

The Board plays an important role in risk oversight at Habit through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that Habit faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of Habit’s business by the Audit, Compensation and Nominating and Corporate Governance Committees, and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant matters impacting Habit to the attention of the Board.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and Habit’s independent registered public accounting firm, Habit’s system of internal control, its critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses Habit’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

Because of the role of the Board and the Audit Committee in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to Habit’s operations. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Board Committees

The Board has a standing Audit, Compensation and Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter and each reviews and assesses the adequacy of its charter periodically and submits its charter to the Board for approval. The charter for each committee is available on our website (www.habitburger.com) under “Investor Relations” at “Governance.”

The following table describes which directors serve on each of the Board committees.

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Joseph J. Kadow (1)	X	X
Christopher Reilly	X(2)
Allan Karp (1)			X
Ira L. Zecher	X	X(2)
A. William Allen III		X	X	(2)
Karin Timpone	X		X

(1) Sitting	for election in Proposal One.
(2) Chair	of the committee.

Audit Committee

Our Audit Committee consists of Ira L. Zecher, A. William Allen III and Joseph J. Kadow. Mr. Zecher is both an independent director and an “Audit Committee financial expert” within the meaning of Item 407 of Regulation S-K, and serves as Chair of the Audit Committee. A. William Allen III and Joseph J. Kadow are both independent directors. Each of our Audit Committee members satisfies the independence criteria set forth in Rule 10A-3 under the Exchange Act. A copy of our Audit Committee charter is available on our website. The Audit Committee’s responsibilities include:

•

appointing, retaining, determining the compensation of, evaluating and terminating our outside auditors. The outside auditors report directly to the Audit Committee, and the Audit Committee has the sole authority to approve all engagement fees to be paid to the outside auditors;

•

pre-approving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our outside auditors, subject to de minimis exceptions which are approved by the Audit Committee prior to the completion of the audit;

•

reviewing and discussing with management and the outside auditors the annual audited and quarterly unaudited financial statements and the selection, application and disclosure of critical accounting policies and practices used in such financial statements;

•	reviewing and approving all related party transactions; and

•

discussing with management and the outside auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles, any major issues as to the adequacy of our internal controls and any special steps adopted in light of material control deficiencies.

Our Audit Committee held four meetings during the fiscal year ended December 25, 2018. The report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Christopher Reilly, Joseph J. Kadow Ira L. Zecher and Karin Timpone, with Mr. Reilly serving as Chair of the committee. Our Board has determined that each of Messrs. Reilly, Kadow and Zecher and Ms. Timpone is “independent” as defined under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for Board and committee membership;

•	establishing procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board a set of corporate governance principles;

•	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;

•	reviewing and recommending to the Board practices and policies with respect to directors;

•	reviewing and recommending to the Board the functions, duties and compositions of the committees of the Board;

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board for approval;

•	considering and reporting to the Board any questions of possible conflicts of interest of Board members;

•	providing for new director orientation and continuing education for existing directors on a periodic basis;

•	performing an evaluation of the performance of the committee; and

•	overseeing the evaluation of the Board and management.

Our Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 25, 2018.

Compensation Committee

Our Compensation Committee is composed of A. William Allen III, Allan Karp and Karin Timpone, with Mr. Allen serving as Chair of the committee. Our Board has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq and meets the independence criteria set forth in Rule 10C-1. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	annually reviewing and reassessing compliance of the committee charter with the listing requirements of Nasdaq;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our equity compensation and other compensatory plans;

•	reviewing and approving our equity and incentive policies and procedures for the grant of equity-based awards and approving the grant of such equity-based awards;

•	reviewing and making recommendations to the Board with respect to director compensation; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement.

Our Compensation Committee held four meetings during the fiscal year ended December 25, 2018.

Compensation Committee Interlocks and Insider Participation

All compensation and related matters are reviewed by our Compensation Committee. Neither of Messrs. Allen or Karp is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Risks Related to Compensation Practices and Policies

The Compensation Committee maintains a pay-for-performance compensation philosophy, but also recognizes that providing certain types of compensation incentives may inadvertently motivate individuals to act in ways that could be detrimental to the Company in order to maximize personal compensation. To minimize such risk, the Compensation Committee reviews at least annually the overall structure and components of our compensation program. The Compensation Committee also performs an annual evaluation to ensure that salary levels, equity awards and other elements of compensation are benchmarked against appropriate standards and that incentives provided for achievement of target goals are balanced between short-term rewards and longer-term enhancement of stockholder value. Our Compensation Committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across Habit. It is our belief that our compensation program does not encourage inappropriate actions or risk taking by our executive officers.

We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our business. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks. We believe that our current business process and planning cycle foster the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives, including the following:

•

the establishment of base salaries consistent with our executive officers’ responsibilities and market comparables to ensure that our executive officers would not be motivated to take excessive risks to achieve a reasonable level of financial security;

•

annual establishment of corporate objectives for our performance-based cash bonus program for our executive officers that are consistent with our annual operating and strategic plans, that are designed to achieve the proper risk/reward balance, and that should not require excessive risk taking to achieve;

•	the mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage strategies and actions that balance our short-term and long-term best interests; and

•	stock option awards vest over a period of time, which we believe encourages executives to take a long-term view of our business.

Code of Business Conduct and Ethics

Our Board has established a Code of Conduct and Business Ethics applicable to our directors and officers. The Code of Conduct and Business Ethics is accessible on our website at www.habitburger.com. If we make any substantive amendments to the Code of Conduct and Business Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct and Business Ethics to our officers, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K.

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Exchange Act. To nominate a person to stand for election as a director at our annual meetings of stockholders, a stockholder must provide our Secretary with timely notice of the nomination. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting.

Each director will be elected by the vote of the plurality of the votes cast by the holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this proxy statement under “Information about Stockholder Proposals.”

Board Membership Criteria

We seek a Board that, as a whole, possesses the experiences, skills, backgrounds and qualifications appropriate to function effectively in light of our current and evolving business circumstances. It is the Board’s policy that directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of our stockholders. Our goal is to have a balanced Board, with members whose background, skills and experience are complementary and, together, cover the spectrum of areas that impact our business. Our Board monitors the mix of experience, qualification and skills of our directors to ensure that it, as a whole, has the necessary tools to effectively perform its oversight function.

Contacting the Board of Directors

We believe that an open and transparent dialogue with our stockholders is an essential part of good corporate governance. During 2018, we reached out and engaged stockholders holding 49.0% of our outstanding shares. Including the 15.7% of shares held by executive officers and Board members, we have engaged with 65.0% of our shareholders in 2018.

Stockholders wishing to communicate with our Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

The Habit Restaurants, Inc.

17320 Red Hill Avenue

Suite 140

Irvine, CA 92614

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Executive Officers

Below is a list of the names, ages as of April 23, 2019 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position
Russell W. Bendel	64	Chief Executive Officer, President and Director
Ira Fils	53	Chief Financial Officer, Secretary and Director
Anthony Serritella	58	Chief Operating Officer
Iwona Alter	50	Chief Brand Officer
Peter Whitwell	59	Chief Quality Officer
Douglas Branigan	60	Chief Development Officer
John Phillips	58	Chief Global Business Partnership Officer

Russell W. Bendel was appointed Chief Executive Officer and President of The Habit Restaurants, LLC in June 2008 and was appointed Chief Executive Officer and President of The Habit Restaurants, Inc. in August 2014. He has served as a director of The Habit Restaurants, LLC since August 2008, and has served as a director of The Habit Restaurants, Inc. since August 2014. Previously, Mr. Bendel was President and Chief Operating Officer of The Cheesecake Factory. Beginning in June 2001, Mr. Bendel worked at Mimi’s Café as Chief Executive Officer and President. He currently serves as Director Emeritus of the California Restaurant Association, and on the board of advisors for the Collins School of Hospitality Management at California State Polytechnic University. He holds a Bachelor of Science degree in Hotel Administration from Florida International University.

Ira Fils was appointed Chief Financial Officer and Secretary of The Habit Restaurants, LLC in August 2008 and was appointed Chief Financial Officer and Secretary of The Habit Restaurants, Inc. in August 2014. He has served as a director of The Habit Restaurants, Inc. since August 2014. Previously, Mr. Fils served as Chief Financial Officer of Mimi’s Café from 2005 to 2008, after joining the Company as Vice President of Finance in 2003. From 1998 to 2003, he served in various financial capacities with increasing responsibility which led to him becoming Chief Financial Officer at Rubio’s Restaurants, Inc. He currently sits on the board of directors of California Fish Grill. He holds an undergraduate degree in economics and an MBA from the University of California, Irvine.

Anthony Serritella joined The Habit Restaurants, LLC in 1997 as Vice President of Operations and was later appointed Chief Operating Officer July 26, 2010. Beginning in 1991, Mr. Serritella worked as the Vice President of Operations for McAthco Enterprises, one of the leading Sizzler franchises. He attended the University of California, San Diego where he studied economics and psychology.

Iwona Alter joined The Habit Restaurants, LLC in December 2018 as Chief Brand Officer. Prior to joining The Habit, Ms. Alter served as Chief Marketing Officer at Jack in the Box from 2016 until 2018, after joining Jack in the Box in 2005 and serving in various marketing capacities with increasing responsibility. Prior to joining Jack in the Box, Ms. Alter held various marketing roles both domestically and internationally at other major corporations such as Elmer’s Products, Shiseido Company Ltd., Johnson & Johnson, and J. Walter Thompson. She holds a Bachelor of Business Administration degree from Baruch College in New York, and an MBA in Marketing from Fordham University.

Peter Whitwell joined The Habit Restaurants, LLC in 2005 as Vice President and was later appointed Chief Quality Officer on July 26, 2010. From 2001 to 2004 he was the Senior Vice President of Baja Fresh Mexican Grill, transitioning from the position of Senior Vice President of Franchise Operations and Quality Assurance, a position he held beginning in 1999. Mr. Whitwell attended Moorpark College, where he studied Communications and Business, and California State University, Northridge where he studied speech communications.

Douglas Branigan joined The Habit Restaurants, LLC in April 2017 as Chief Development Officer. Prior to joining The Habit, Mr. Branigan served as Chief Development Officer at Black Bear Diner, Inc. from 2015 until 2017 and as Vice President of Franchise Development and Operations from 2013 until 2015. Prior to joining Black Bear Diner, Mr. Branigan served as the Chief Operating Officer for Sprinkles Cupcakes from 2012 to 2013. Mr. Branigan served as Senior Vice President of Franchise Operations at Smashburger, LLC from 2009 to 2012. He has also worked in various operating roles at Mimi’s Café, Morton’s of Chicago and Chart House Enterprises. Mr. Branigan earned his Bachelor of Arts in history from Colorado State University.

John Phillips joined The Habit Restaurants, LLC in March 2013 as Vice President of Franchising and was appointed as Chief Global Business Partnership Officer in October 2018. Prior to joining The Habit, Mr. Phillips served as Director West Division, Franchise Operations for Burger King Corporation from 2011 to 2013. Prior to joining Burger King, Mr. Phillips was in various roles with El Pollo Loco from 2004 to 2013, most recently serving as Vice President of Operations. Mr. Phillips attended the University of San Diego where he studied political science and philosophy.

PROPOSAL TWO—Ratification of Selection of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s selection of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Moss Adams has served as our independent registered public accounting firm since 2007.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Moss Adams to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of Moss Adams will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Moss Adams, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

Principal Accountant Fees and Services

Moss Adams served as our independent registered public accounting firm in 2018 and 2017. The following sets forth fees billed by Moss Adams for the audit of our annual financial statements and other services rendered:

	Fiscal Year Ended
	December 25, 2018	December 26, 2017
Audit fees(1)	$536,621	$460,401

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

Pursuant to the charter of the Audit Committee, adopted in connection with our IPO, the Audit Committee is responsible for the oversight of our accounting, reporting and financial practices. The Audit Committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

(PROPOSAL TWO ON YOUR PROXY CARD)

PROPOSAL THREE—Approval of the Amended and Restated 2014 Omnibus Incentive Plan

Our 2014 Omnibus Incentive Plan was originally adopted by our Board on November 19, 2014 (“2014 Omnibus Incentive Plan”). On April 23, 2019, our Board adopted, subject to stockholder approval, an amendment and restatement of our 2014 Omnibus Incentive Plan (the “A&R Omnibus Incentive Plan”). The material terms of our A&R Omnibus Incentive Plan are described under “Summary of our 2019 Omnibus Incentive Plan” below.

The Board believes that equity awards are important to incentivize our employees, including our executive officers, and our directors and advisors to remain with the Company, to motivate them to help achieve our corporate objectives, and to align their interests with those of our stockholders. The Board approved the A&R Omnibus Incentive Plan because it believed, after consulting with Semler Brossy, its compensation consultant, that the Company does not currently have a sufficient number of shares available under our 2014 Omnibus Incentive Plan, and because it wished to implement additional best corporate governance and compensation practices, described below.

Stockholders are being asked to approve the A&R Omnibus Incentive Plan to enable us to increase the number of shares of our common stock available for issuance pursuant to awards under the plan by 1,000,000 shares. The A&R Omnibus Incentive Plan also amends the 2014 Omnibus Incentive Plan to reflect principles of good corporate governance by providing for an aggregate annual limit on compensation payable to each non-employee director (whether or not pursuant to the A&R Omnibus Incentive Plan), requiring a minimum vesting period of at least one year for 95% of awards, expressly prohibiting automatic “reload” grants of additional awards upon exercise of a stock option or SAR, expanding our authority to claw back awards granted under the A&R Omnibus Incentive Plan and proceeds on the exercise or disposition of such awards, expressly prohibiting “gross-ups” or other payments in respect of any excise taxes assessed on any awards granted under the A&R Omnibus Incentive Plan and expressly prohibiting the payment of dividends and dividend equivalents on unvested awards. If stockholders do not approve this Proposal Three, our A&R Omnibus Incentive Plan will not become effective and our 2014 Omnibus Incentive Plan will remain in effect in accordance with its terms.

Reasons to Vote for this Proposal

Equity awards are a key part of our compensation program

We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders and (iii) preserves our cash resources. Unlike many companies, we have a practice of granting equity awards deep in our organization, believing that we will succeed if our employees feel invested in us, our business and our future. We compete for talent in an extremely competitive industry, often with larger companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent, which we have been successful in doing to date. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.

Equity awards incentivize the achievement of key business objectives and increases in stockholder value

Our equity program primarily consists of stock options and restricted stock units. Stock options are performance-based because no value is realized unless our stock price increases from the date of grant. Restricted stock units have historically been subject to time-based vesting over a period of five years, and going forward will generally be subject to time-based vesting over a period of four years, which generally incentivizes retention among our employees and other key service providers. We believe that equity awards have been and will continue to be critical to our success and that they play an important role in incentivizing employees across our Company to achieve our key business objectives and drive increases in stockholder value.

Additional shares are necessary in order for us to meet our anticipated equity compensation needs

As of March 31, 2019 there were 755,510 shares remaining available for issuance under the 2014 Omnibus Incentive Plan. If stockholders approve our A&R Omnibus Incentive Plan, the share pool under our 2014 Omnibus Incentive Plan would be increased by 1,000,000 shares. If stockholders do not approve our A&R Omnibus Incentive Plan, our ability to grant equity awards to our planned new hires, as well as our existing employees and management team, would be severely limited, which would place us at a competitive disadvantage. After a review of our historical practices and our anticipated future growth, we believe that the shares that would become available under our A&R Omnibus Incentive Plan if this proposal is approved would enable us to continue to grant equity awards for approximately three years, which is vital to our ability to attract and retain the talent required to support our continued growth in the extremely competitive labor market in which we compete.

Although we grant equity awards deeply, we have responsibly managed our burn rate and overhang

In determining the share pool under our A&R Omnibus Incentive Plan, our Board considered the historical number of equity awards granted by the Company in the past three years. In 2016, 2017 and 2018, the Company made equity awards in respect of 439,998 shares, 626,402 shares and 654,213 shares, respectively, under the 2014 Omnibus Incentive Plan. The weighted average number of shares of our common stock outstanding in 2016, 2017 and 2018 was 26,003,484, 26,017,332 and 26,043,331, respectively. The Company’s three-year average burn rate is 2.2%. We believe our historical burn rate is reasonable for a company of our size in our industry, especially given our broad-based use of equity awards to compensate our employees and other key service providers. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms.

In determining the number of shares that would become available under our A&R Omnibus Incentive Plan, our Board also considered the total shares subject to outstanding awards and the dilution that would result from the increase in the share pool under the A&R Omnibus Incentive Plan. As of March 31, 2019, there were 1,627,833 shares subject to outstanding awards under the 2014 Omnibus Incentive Plan and, as of this same date, the shares subject to outstanding equity awards and available for issuance under the 2014 Omnibus Incentive Plan represented approximately 9.1% of our outstanding shares (commonly referred to as the “overhang”). The table below includes information regarding equity awards outstanding and total shares available for issuance under the 2014 Omnibus Incentive Plan, as well as the proposed additional shares available for grant and the number of shares available for future awards under our A&R Omnibus Incentive Plan, in all cases, as of March 31, 2019, if this proposal is approved by stockholders.

	Number of Shares	As a percentage of stock outstanding (as of March 31, 2019)
Outstanding stock options under 2014 Omnibus Incentive Plan	1,318,234	5.1%
Outstanding restricted units under 2014 Omnibus Incentive Plan	309,599	1.2%

Total shares subject to outstanding awards under 2014 Omnibus Incentive Plan	1,627,833	6.2%
Total shares available for future issuance under 2014 Omnibus Incentive Plan	755,510	2.9%
Proposed additional shares available for future awards under the A&R Omnibus Incentive Plan	1,000,000	3.8%

Total shares subject to existing equity awards, available for future issuance and proposed to be available for issuance under A&R Omnibus Incentive Plan(1)	3,383,343	13.0%

(1)	Share counting provisions, including adjustments to the number of shares available under the A&R Omnibus Incentive Plan, are described below under “Authorized Shares” and “Adjustments.”

The A&R Omnibus Incentive Plan is consistent with principles of good corporate governance

Our Board believes that the A&R Omnibus Incentive Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

•

Independent Committee. The A&R Omnibus Incentive Plan will be administered by our Compensation Committee, which is composed entirely of independent directors who meet the Nasdaq standards for independence.

•

No Discounted Options or SARs. All options and stock appreciation rights (“SARs”) awarded under the A&R Omnibus Incentive Plan must have an exercise or base price that is not less than the fair market value of a share of our common stock on the date of grant.

•

Limits on Non-Employee Directors Awards. The A&R Omnibus Incentive Plan limits the number of stock options, SARs and other awards that may be granted to plan participants. It also contains a separate limit on the value of awards that may be made to non-employee directors in any year and an aggregate annual limit on the compensation payable to non-employee directors, whether or not such compensation is payable under the A&R Omnibus Incentive Plan.

•

Minimum Vesting Provisions. The A&R Omnibus Incentive Plan requires a minimum vesting period of at least one year for all awards granted under the plan, subject to a carve-out for awards not exceeding five percent of the total shares of our common stock reserved for issuance under the plan.

•

No Repricing. Other than in connection with a corporate transaction affecting the Company, the A&R Omnibus Incentive Plan prohibits any repricing of stock options or SARs and any cancellation of “underwater” stock options or SARs in exchange for cash or other consideration.

•

No Liberal Share Recycling. Shares underlying stock options and other awards issued under the A&R Omnibus Incentive Plan will not be recycled into the share pool under the A&R Omnibus Incentive Plan if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award. The number of shares available for delivery under the A&R Omnibus Incentive Plan will not be increased by any shares that have been delivered under the A&R Omnibus Incentive Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.

•	Restrictions on Dividends and Dividend Equivalents. The A&R Omnibus Incentive Plan prohibits participants from receiving current dividends that are paid before the underlying award vests.

•	No “Reloads.” The A&R Omnibus Incentive Plan prohibits automatic “reload” grants of additional awards upon exercise of an option or SAR or otherwise as a term of an award.

•	No Tax Gross-Ups. The A&R Omnibus Incentive Plan does not provide for tax gross-ups with respect to awards.

•

Clawbacks. The A&R Omnibus Incentive Plan provides for the forfeiture or disgorgement to the Company of any award, or proceeds or other amounts received in respect of any award, if a participant is not in compliance with the provisions of the award agreement and the A&R Omnibus Incentive Plan, or if the participant breaches any non-competition, non-solicitation or confidentiality obligation to which he or she is bound, or any Company policy applicable to the participant that provides for forfeiture or disgorgement of awards.

Summary of our A&R Omnibus Incentive Plan

The following summary describes the material terms of the A&R Omnibus Incentive Plan, as amended to increase the number of shares of our common stock available for issuance thereunder. A copy of the A&R Omnibus Incentive Plan is attached as Appendix A to this proxy statement, and we urge stockholders to read it in its entirety. The following description of certain features of the A&R Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the A&R Omnibus Incentive Plan.

Purpose. The purpose of the A&R Omnibus Incentive Plan is to advance the Company’s interests by providing for the grant to eligible individuals of equity-based and other incentive awards.

Administration. The A&R Omnibus Incentive Plan is generally administered by our Compensation Committee, which has the authority to, among other things, interpret the A&R Omnibus Incentive Plan, determine eligibility for, grant and determine the terms of awards under the A&R Omnibus Incentive Plan; and otherwise do all things necessary or desirable to carry out the purposes of the A&R Omnibus Incentive Plan. Our Compensation Committee (or our board of directors, with respect to such matters over which it retains authority) may delegate certain of its powers under the A&R Omnibus Incentive Plan, to the extent permitted by law, to one or more of its committees or subcommittees, officers of the Company or other employees or persons. As used herein, the term “Administrator” refers to our Compensation Committee, our Board or its authorized delegates, as applicable.

Eligibility to Receive Awards. Key employees, officers, directors, consultants and advisors of the Company and its affiliates are eligible to receive awards under the A&R Omnibus Incentive Plan. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates. As of March 31, 2019, we estimate that approximately 6,532 employees, 4 non-employee directors and 0 consultants and advisors are eligible to participate in the A&R Omnibus Incentive Plan.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares of common stock that may be delivered in satisfaction of awards under the A&R Omnibus Incentive is 3,525,275 shares (the “Share Pool”), of which 755,510 shares remain available for grant as of March 31, 2019 and of which 1,000,000 shares will become available upon stockholder approval of this proposal. Up to 3,525,275 shares from the Share Pool may be issued in satisfaction of ISOs. The following rules apply in respect of the Share Pool:

•	Any shares of stock underlying the portion of an award that expires, terminates or is forfeited prior to the issuance of shares will not reduce the Share Pool.

•

All shares covering any portion of a stock appreciation right that is settled in stock and any shares withheld from an award in payment of an exercise or purchase price or in satisfaction of tax withholding obligations will be treated as having delivered under the A&R Omnibus Incentive Plan and will not be added back to the Share Pool.

Shares that may be delivered under the A&R Omnibus Incentive Plan may be authorized but unissued shares of our common stock or previously issued shares of our common stock acquired by the Company. The closing price of our common stock as reported on Nasdaq on March 29, 2019 was $10.82 per share.

Annual Individual Limits. With respect to any person in any calendar year, the maximum number of shares for which stock options may be granted and the maximum number of shares subject to SARs that may be granted under the A&R Omnibus Incentive Plan is, in each case, 1,000,000 shares. The maximum number of shares subject to other awards that are denominated in shares of common stock, or the value of which could be paid in cash or other property under such awards, that may be delivered to any person in any calendar year is 1,000,000 shares. The maximum amount payable to any person in any calendar year is $2,500,000.

In the case of a non-employee director, in addition to the limits described above, the maximum grant-date fair market value (determined in accordance with applicable financial accounting rules) of awards granted under the A&R Omnibus Incentive Plan in any calendar year will not exceed $500,000 and the aggregate value of all compensation granted or paid in any calendar year, including awards granted under the A&R Omnibus Incentive Plan and cash fees or other compensation paid outside of the A&R Omnibus Incentive Plan for services as a director, will not exceed $750,000.

Types of Awards. The A&R Omnibus Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted and unrestricted stock and stock units, performance awards, cash and other awards convertible into or otherwise based on shares of stock, which we refer to collectively as awards. Dividends or dividend equivalents may also be provided in connection with awards under the A&R Omnibus Incentive Plan; provided, that, dividend or dividend equivalents relating to an award that, at the time the dividend is paid, remains subject to vesting conditions, will be subject to the same vesting conditions as apply to the underlying award.

•

Stock Options and SARs. The Administrator may grant incentive stock options intended to comply with Section 422 of the Code (“ISOs”), stock options not intended to so qualify and SARs. For each stock option or SAR granted under the Plan, the Administrator determines the number of shares covered by the stock option or SAR, the exercise price or base value from which appreciation is measured and the conditions and limitations applicable to such award and the common stock issued thereunder. The exercise price of a stock option (or base value of a SAR) granted under the A&R Omnibus Incentive Plan is not permitted to be less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of certain ISOs). Other than in connection with certain corporate transactions, stock options or SARs granted under the A&R Omnibus Incentive Plan may not be repriced or substituted for by new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs with an exercise price or base value greater than the fair market value of a share of our common stock on the date of such cancellation, in each case, without shareholder approval. The Administrator determines the time or times at which stock options or SARs become exercisable and the terms on which such awards remain exercisable. No stock option or SAR will be granted for a term in excess of ten years (or five years, in the case of certain ISOs).

•

Restricted and Unrestricted Stock Awards. The Administrator may grant stock awards, which may, but need not, be subject to forfeiture if specified conditions are not satisfied. The Administrator shall determine the terms and conditions of any stock award granted under the Plan.

•	Stock Units. The Administrator may grant stock unit awards, based on or with reference to our common stock and having such terms or conditions as the Administrator may determine.

•	Performance Awards. The Administrator may grant awards subject to performance criteria and such other terms and conditions as may be determined by the Administrator.

•	Cash Awards. The Administrator may grant awards that are settled in cash, subject to such other terms and conditions as may be determined by the Administrator.

Vesting; Terms of Awards. The Administrator determines the terms of all awards granted under the A&R Omnibus Incentive Plan, including the time or times an award will vest, become exercisable or remain exercisable, and may at any time accelerate the vesting or exercisability of an award.

Termination of Employment or Other Status. The Administrator determines the effect of termination of employment or service on an award. Unless otherwise provided by the Board or in an award agreement, upon a termination of employment all unvested options and other awards requiring exercise will terminate, all other unvested awards will be forfeited and vested options will terminate if not exercised within post-termination exercise windows set forth in the A&R Omnibus Incentive Plan.

Transferability of Awards. Awards under the A&R Omnibus Incentive Plan may not be transferred except by will or by the laws of descent and distribution, unless (for awards other than ISOs) otherwise provided by the Administrator.

Performance Criteria. The A&R Omnibus Incentive Plan provides that grants of performance awards, including cash-denominated awards and equity-based awards, may be made based upon, and subject to achieving, performance objectives over a specified performance period or periods. Performance criteria may be objectively determinable measure(s) of performance relating to any or any combination of the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or a specified peer group or other group of companies) and determined on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or any combinations thereof, and expressed as an absolute goal, percentage of revenue, on a per share basis, or as growth or improvement over a particular period, and subject to such adjustments, if any, as the Administrator specifies): net income; pre-tax income; sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; operating cash flow; free cash flow; stock price; stockholder return; return on stockholder equity; book value; expense control; economic value added; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or any combination of the foregoing.

Corporate Transactions. In the event of a consolidation, merger, or similar transaction or series of transactions, including a sale of the Company or other disposition of stock in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then-outstanding common stock, a sale or transfer of all or substantially all the assets of the Company, or a dissolution or liquidation of the Company, the Administrator may, with respect to outstanding awards, on the same basis or on different basis and on the terms and conditions as the Administrator determines, provide for:

•	the assumption or substitution of awards by the acquirer or surviving entity;

•

the cash payment to the holder of an unexercised award equal to the difference between the fair market value of the award and its exercise price or base price, if applicable, of the vested portion thereof, including any vesting that may be accelerated; or

•	the accelerated vesting of all or a portion of an unvested award on a basis that gives the holder of the award a reasonable opportunity to participate as a stockholder in the transaction;

•	upon written notice, the termination of all unexercised awards unless the vested portion is exercised within a specified period following the date of such notice; or

•	any combination of the foregoing.

Adjustments. In the event of certain corporate transactions (including, but not limited to, a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring, the Administrator will make appropriate adjustments to the Share Pool, the annual individual and non-employee director limits, the number and class of securities that may be delivered in satisfaction of awards under the A&R Omnibus Incentive Plan, the exercise or purchase price or base value subject to such awards or any other provision of awards affected by the change. The Administrator will also make the types of adjustments described above to take into account distributions and other events other than those listed above if it determines that such adjustments are appropriate to avoid distortion and preserve the value of awards under the A&R Omnibus Incentive Plan.

Recovery of Compensation. The Administrator may provide that any outstanding award or the proceeds from, or other amounts received in respect of, any award or stock acquired under any award will be subject to forfeiture and disgorgement to us, with interest and related earnings, if the participant to whom the award was granted is not in compliance with the plan or the applicable award or any non-competition, non-solicitation or confidentiality obligation. Each award will be subject to any of our policies or those of our subsidiaries that provides for the forfeiture, disgorgement or clawback with respect to incentive compensation that includes awards under the plan and will be subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards.

Amendment and Termination; Term. The Administrator may amend the A&R Omnibus Incentive Plan or outstanding awards, or terminate the A&R Omnibus Incentive Plan as to future grants of awards, except that the Administrator will not be able alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the A&R Omnibus Incentive Plan or reserved by the Administrator). Stockholder approval will be required for any amendment to the extent such approval is required by law, including the Code or applicable stock exchange requirements. No awards shall be granted under the A&R Omnibus Incentive Plan after November 19, 2024 but awards previously granted may extend beyond that time.

Certain Federal Income Tax Consequences of the A&R Omnibus Incentive Plan

The following is a summary of certain U.S. federal income tax consequences associated with awards that may be granted under the Plan. This summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the A&R Omnibus Incentive Plan, nor does it cover state, local or non-U.S. taxes.

Stock Options (other than ISOs). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and, generally, a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in settlement of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company.

Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the A&R Omnibus Incentive Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. In general, the grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting and settlement (and a corresponding deduction is generally available to the Company), unless the participant has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

New Plan Benefits

Grants under the A&R Omnibus Incentive Plan will be made at the discretion of the Board. Because we cannot presently determine the number of shares underlying, or the timing, types, exercise/base prices or vesting and other provisions of, grants to be made to participants under the A&R Omnibus Incentive Plan, it is not possible to determine the value of benefits that may be obtained by directors, executive officers and other employees under the A&R Omnibus Incentive Plan.

Vote Required

To approve Proposal Three, stockholders holding a majority of our common stock present or represented by proxy at the 2019 Annual Meeting and voting on the matter must vote FOR Proposal Three. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal Three and will have no effect on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

(PROPOSAL THREE ON YOUR PROXY CARD)

OTHER BUSINESS

The Company knows of no other matters to be voted on at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If, however, other matters are presented for a vote at the Annual Meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

EXECUTIVE COMPENSATION

Introduction

This compensation discussion provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions made with respect to the compensation of our chief executive officer and our two other highest paid executive officers during fiscal year 2018 (collectively, our “named executive officers”), as presented in the tables that follow this discussion. This discussion contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary Compensation Table

The following table sets forth, for the fiscal years ending December 25, 2018 and December 26, 2017, the compensation earned by our named executive officers.

Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Russell W. Bendel,	2018	$747,212	$182,000	$204,400	$366,275	$35,561	$1,535,448
President and Chief Executive Officer	2017	$735,000	$437,568	$414,159	$—	$35,385	$1,622,112

Ira Fils,	2018	$434,769	$136,500	$146,000	$182,700	$18,696	$918,665
Chief Financial Officer	2017	$425,000	$295,104	$279,316	$—	$18,555	$1,017,975

Anthony Serritella,	2018	$317,737	$91,000	$102,200	$97,371	$23,031	$631,339
Chief Operating Officer	2017	$305,203	$203,520	$192,632	$1,146	$23,180	$725,681

(1)

Reflects the grant date fair value calculated under ASC Topic 718, disregarding the effects of estimated forfeitures, of restricted stock units granted in April 2018 and March 2017 to our named executive officers. The assumptions used in the valuation of share-based awards are set forth in Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K for the years ended December 25, 2018 and December 26, 2017, respectively.

(2)

Reflects the grant date fair value calculated under ASC Topic 718, disregarding the effects of estimated forfeitures, for options granted in April 2018 and March 2017 to our named executive officers. The assumptions used in the valuation of options are set forth in Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K for the years ended December 25, 2018 and December 26, 2017, respectively.

(3)

Amounts shown reflect bonuses earned based on the achievement of Company performance goals, including target EBITDA goals, in the case of Messrs. Bendel and Fils, and target EBITDA, Company sales, customer satisfaction and reduction in employee turnover goals, in the case of Mr. Serritella. Bonuses are paid in the immediately following fiscal year. Messrs. Bendel and Fils did not earn an annual cash bonus for fiscal year 2017.

(4)

Represents (i) Company-paid automobile allowances for Mr. Bendel in the amount of $2,000 per month, for Mr. Fils in the amount of $1,000 per month, and for Mr. Serritella in the amount of $1,500 per month, and (ii) Company matching credits with respect to amounts deferred by Messrs. Bendel, Fils and Serritella, respectively, under The Habit Restaurants, LLC Deferred Compensation Plan for fiscal years 2018 (in the amounts of $11,561, $6,696 and $5,031, respectively) and 2017 (in the amounts of $11,385, $6,555, and $5,180, respectively).

Overview

Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our stockholders. Our Compensation Committee is responsible for determining the compensation of our executive officers. Our Compensation Committee directly retained Semler Brossy as its executive compensation consultant when determining the components and amounts of executive officer compensation for fiscal year 2018.

Base Salaries

The employment agreements for our named executive officers set forth their respective base salaries, as in effect on the date on which the agreement was entered into between the executive and the Company. Base salaries are subject to annual review and approval by our Compensation Committee. In July 2018, the Board amended Mr. Bendel’s, and Mr. Fils’s employment agreements to increase each executive’s base salary, effective July 1, 2018, from $735,000 to $760,000 and $425,000 to $445,000, respectively. The base salary increases for Messrs. Bendel and Fils were based on a review by the Compensation Committee of the compensation of chief executive officers and chief financial officers of companies we consider to be our peers. Effective December 6, 2017, Mr. Serritella’s base salary was increased to $316,680, and effective December 5, 2018, Mr. Serritella’s base salary was further increased to $335,000, in each case as approved by our Compensation Committee based on a review of compensation of chief operating officers of companies which we consider our peers.

Annual Cash Bonuses

Our annual cash bonus program is administered by our Compensation Committee, which is responsible for establishing annual performance targets under the program and reviewing and determining annual bonus payouts.

Pursuant to Mr. Bendel’s and Mr. Fils’s amended and restated employment agreements, for fiscal year 2018, Mr. Bendel and Mr. Fils were each eligible to receive an annual cash performance bonus at a target of 35% and 30% of base salary, respectively, subject to achievement of performance objectives established by the Board, which included achievement of target EBITDA. For fiscal year 2018, Mr. Serritella was eligible to receive an annual cash performance bonus at a target of 30% of base salary, subject to achievement of Company performance goals established by the Compensation Committee, including achievement of target EBITDA, increases in Company sales, customer satisfaction and reduction in employee turnover. For fiscal year 2018, in accordance with the target EBITDA goal applicable to all of our named executive officers and the Company sales, customer satisfaction and reduction in employee turnover goals applicable to Mr. Serritella, each named executive officer received an annual bonus for fiscal year 2018 as follows: Mr. Bendel, 49% of base salary; Mr. Fils, 42% of base salary and Mr. Serritella, 31% of base salary.

2018 Equity Grants

On April 16, 2018, Messrs. Bendel, Fils and Serritella were granted 20,000, 15,000 and 10,000 restricted stock units, respectively, and 70,000, 50,000 and 35,000 options to purchase shares of Class A common stock, in each case, with an exercise price of $9.10 per share. The restricted stock units and stock options vest in substantially equal installments over five years commencing on the date of grant, generally subject to continued employment through the applicable vesting date.

Agreements with our Named Executive Officers

Below are written descriptions of the material terms of the employment agreements with our named executive officers.

Employment Agreement with Mr. Bendel. We entered into an amended and restated employment agreement with Mr. Bendel, effective July 1, 2018. Pursuant to this agreement, Mr. Bendel is entitled to an annual base salary of $760,000 (increased from $735,000, which was his base salary in effect prior to July 1,

2018). Mr. Bendel’s base salary is subject to annual review and potential increase by our Board or Compensation Committee. In addition, Mr. Bendel is eligible to earn an annual performance cash bonus at a target of 35% of base salary, subject to achievement of performance objectives established by the Board. Mr. Bendel is entitled to an automobile allowance of $2,000 per month. Mr. Bendel is also entitled to certain severance benefits, the terms of which are described below in the section entitled “—Potential Payments Upon Termination of Employment.”

Employment Agreement with Mr. Fils. We entered into an amended and restated employment agreement with Mr. Fils, effective July 1, 2018. Pursuant to this agreement, Mr. Fils is entitled to an annual base salary of $445,000 (increased from $425,000, which was his base salary in effect prior to July 1, 2018). Mr. Fils’s base salary is subject to annual review and potential increase by our Board or Compensation Committee. In addition, Mr. Fils is eligible to earn an annual performance cash bonus at a target of 30% of base salary, subject to achievement of performance objectives established by the Board. Mr. Fils is entitled to an automobile allowance of $1,000 per month. Mr. Fils is also entitled to certain severance benefits, the terms of which are described below in the section entitled “—Potential Payments Upon Termination of Employment.”

Employment Agreement with Mr. Serritella. We entered into an amended and restated employment agreement with Mr. Serritella, effective July 1, 2018. Pursuant to this agreement, Mr. Serritella was entitled to an annual base salary of $316,680. Mr. Serritella’s base salary is subject to annual review by our Board or Compensation Committee and was most recently increased to $335,000, effective December 5, 2018. In addition, pursuant to his employment agreement, Mr. Serritella is eligible to earn an annual performance cash bonus at a target of 25% of base salary (which has subsequently been increased to 30%), subject to achievement of objectives established by our Board. Mr. Serritella is entitled to an automobile allowance of $1,500 per month. Mr. Serritella is also entitled to certain severance benefits, the terms of which are described below in the section entitled “—Potential Payments Upon Termination of Employment.”

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/SH)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of units that have not vested ($)
Russell W. Bendel					23,222	(2)	$234,310	(7)
	20,175	13,452	$32.32	4/20/2025	4,330	(3)	$43,690	(8)
	25,370	38,055	$18.96	3/21/2026	11,997	(4)	$121,050	(8)
	17,114	68,456	$15.90	3/22/2027	22,016	(5)	$222,141	(8)
	—	70,000	$9.10	4/16/2028	20,000	(6)	$201,800	(8)
Ira Fils					13,273	(2)	$133,925	(7)
	14,412	9,607	$32.32	4/20/2025	3,093	(3)	$31,208	(8)
	17,110	25,665	$18.96	3/21/2026	8,091	(4)	$81,638	(8)
	11,542	46,168	$15.90	3/22/2027	14,848	(5)	$149,816	(8)
	—	50,000	$9.10	4/16/2028	15,000	(6)	$151,350	(8)
Anthony Serritella					9,956	(2)	$100,456	(7)
	7,926	5,284	$32.32	4/20/2025	1,700	(3)	$17,153	(8)
	11,800	17,700	$18.96	3/21/2026	5,580	(4)	$56,302	(8)
	7,960	31,840	$15.90	3/22/2027	10,240	(5)	$103,322	(8)
	—	35,000	$9.10	4/16/2028	10,000	(6)	$100,900	(8)

(1)	All stock options vest in substantially equal installments over five years commencing on the date of grant, generally subject to continued employment through the applicable vesting date.
(2)

On July 1, 2014, Messrs. Bendel, Fils and Serritella were granted 3,508, 2,005, and 1,504 Class C units, respectively, each of which grants vests over five years commencing on the date of grant, subject to continued employment. The Class C units held by our named executive officers were converted into common units of The Habit Restaurants, LLC immediately prior to the completion of our initial public offering (IPO), as described below.

(3)

On April 20, 2015, Messrs. Bendel, Fils and Serritella were granted 10,828, 7,734, and 4,253 restricted stock units, respectively, each of which grants vests over five years commencing on the date of grant, generally subject to continued employment.

(4)

On March 21, 2016, Messrs. Bendel, Fils and Serritella were granted 19,995, 13,485, and 9,300 restricted stock units, respectively, each of which grants vests over five years commencing on the date of grant, generally subject to continued employment.

(5)

On March 22, 2017, Messrs. Bendel, Fils and Serritella were granted 27,520, 18,560, and 12,800 restricted stock units, respectively, each of which grants vests over five years commencing on the date of grant, generally subject to continued employment.

(6)

On April 16, 2018, Messrs. Bendel, Fils and Serritella were granted 20,000, 15,000, and 10,000 restricted stock units, respectively, each of which grants vests over five years commencing on the date of grant, generally subject to continued employment.

(7)

The amounts reported in this column equal the number of common units that, when vested, may be exchanged for shares of our Class A common stock on a one-for-one basis multiplied by $10.09, which was the per share closing price of our common stock on December 24, 2018, the last trading day of our 2018 fiscal year.

(8)

The amounts reported in this column equal the number of shares of our Class A common stock subject to share-based awards multiplied by $10.09, which was the per share closing price of our common stock on December 24, 2018, the last trading day of our 2018 fiscal year.

In addition to the unvested common units of The Habit Restaurants, LLC described in the table above, our named executive officers also hold vested common units in The Habit Restaurants, LLC as a result of the conversion of their Class C units into common units immediately prior to the completion of our IPO, as described below.

Pursuant to the terms of the Amended & Restated LLC Agreement of The Habit Restaurants, LLC, our named executive officers may exchange all or a portion of their vested common units (along with an equal number of the Class B Shares that they hold) at any time for shares of our Class A common stock (or, at our option, cash) on a one-for-one basis.

Potential Payments Upon Termination of Employment

Messrs. Bendel and Fils—Termination of Employment without Cause or for Good Reason. If the executive’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the executive’s employment agreement), the executive will be entitled to (i) accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy; (ii) continued payment of the executive’s base salary for a period of 12 months following such termination of employment; (iii) payment of the executive’s COBRA premiums for a period of 12 months following such termination of employment (or, if earlier, the date on which the executive ceases to be eligible for COBRA coverage); (iv) a pro-rated bonus for the year of termination (based on the lesser of the executive’s target bonus in the year of termination or the annual bonus that the executive would have earned had he remained employed during the year of termination, and calculated using the full months worked during the year in which termination occurs); (v) acceleration of any unvested Company equity subject solely to time-based vesting conditions that is scheduled to vest in the 12-month period immediately following the date of termination; and (vi) the portion of any bonus earned for the performance year preceding the year of termination that remains unpaid at the time of termination.

Mr. Serritella—Termination of Employment without Cause or for Good Reason. If Mr. Serritella’s employment is terminated by us without cause or by him for good reason (as such terms are defined in his employment agreement), Mr. Serritella will be entitled to (i) accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy; (ii) continued payment of the executive’s base salary for a period of six months following such termination of employment; (iii) payment of the executive’s COBRA premiums for a period of six months following such termination of employment (or, if earlier, the date on which the executive ceases to be eligible for COBRA coverage); (iv) a pro-rated bonus for the year of termination (based on the lesser of the executive’s target bonus in the year of termination or the annual bonus that the executive would have earned had he remained employed during the year of termination, and calculated using the full months worked during the year in which termination occurs); (v) acceleration of any unvested Company equity subject solely to time-based vesting conditions that is scheduled to vest in the six-month period immediately following the date of termination; and (vi) the portion of any bonus earned for the performance year preceding the year of termination that remains unpaid at the time of termination.

Messrs. Bendel and Fils—Termination of Employment without Cause or for Good Reason in Connection with a Change in Control. If the executive’s employment is terminated by us without cause or by the executive for good reason during the 24-month period following a change in control of the Company, the executive will be entitled to (i) accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy; (ii) an amount equal to 18 months of the greater of the executive’s base salary on the date of termination or on the date of the change in control; (iii) payment of the executive’s COBRA premiums for a period of 18 months following such termination of employment (or, if earlier, the date on which the executive ceases to be eligible for COBRA coverage); (iv) a pro-rated target bonus for the year of termination (calculated using the full months worked during the year in which termination occurs); (v) an amount equal to the executive’s target bonus for the year of termination (calculated using the greater of the executive’s base salary on the date of termination or on the date of the change in control); (vi) acceleration of any unvested Company equity; and (vii) the portion of any bonus earned for the performance year preceding the year of termination that remains unpaid at the time of termination.

Mr. Serritella—Termination of Employment without Cause or for Good Reason in Connection with a Change in Control. If Mr. Serritella’s employment is terminated by us without cause or by him for good reason during the 24-month period following a change in control of the Company, Mr. Serritella will be entitled to (i) accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy; (ii) an amount equal to 12 months of the greater of the executive’s base salary on the date of termination or on the date of the change in control; (iii) payment of the executive’s COBRA premiums for a period of 12 months following such termination of employment (or, if earlier, the date on which the executive ceases to be eligible for COBRA coverage); (iv) a pro-rated target bonus for the year of termination (calculated using the full months worked during the year in which termination occurs); (v) an amount equal to the executive’s target bonus for the year of termination (calculated using the greater of the executive’s base salary on the date of termination or on the date of the change in control); (vi) acceleration of any unvested Company equity; and (vii) the portion of any bonus earned for the performance year preceding the year of termination that remains unpaid at the time of termination.

Messrs. Bendel, Fils and Serritella—Other Termination of Employment. If the executive’s employment is terminated by us for cause or by the executive without good reason, or if the executive’s employment is terminated due to death or disability (as such term is defined in the executive’s employment agreement), the executive (or his beneficiary, as the case may be) will be entitled to the executive’s accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy. If employment is terminated due to death or disability, the executive (or his beneficiary, as the case may be) will also be entitled to (i) a pro-rated target bonus for the year of termination (calculated using the number of full months worked during the year in which termination occurs) and (ii) acceleration of any unvested Company equity subject solely to time-based vesting conditions that is scheduled to vest in the 12-month period immediately following the date of termination, in the case of Messrs. Bendel and Fils, and in the six-month period immediately following the date of termination, in the case of Mr. Serritella.

Messrs. Bendel, Fils and Serritella—Severance Subject to Release of Claims. Our obligation to provide our named executive officers with any severance payments or other benefits under their respective employment agreements is conditioned on the executive executing an effective release of claims in our favor. Messrs. Bendel and Fils are also subject to non-competition and non-solicitation of employees, independent contractors, or business partners covenants during and for the two-year period following the executive’s status as a member of The Habit Restaurants, LLC, in each case enforceable by its terms to the extent consistent with applicable law. Mr. Serritella is subject to non-competition and non-solicitation of employees, independent contractors, or business partners covenants during and for the two-year period following the executive’s status as a member of The Habit Restaurants, LLC, in each case enforceable by its terms to the extent consistent with applicable law.

Retirement Benefits

Our 401(k) plan permits eligible employees to defer a portion of their annual eligible compensation, subject to the limitations imposed by the Internal Revenue Code, and provides for a Company matching contribution equal to 50% of the first 3% of compensation deferred. None of our named executive officers participated in our 401(k) plan during fiscal year 2018.

Effective May 1, 2014, we adopted The Habit Restaurants, LLC Deferred Compensation Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan that covers our named executive officers and other eligible key employees and that is intended to aid in the attraction and retention of key employees by providing them with benefits upon retirement or death. The Deferred Compensation Plan permits eligible employees to defer a portion of their annual eligible base salary and bonus compensation, and provides for a discretionary Company matching credit equal to 50% of the first 3% of compensation so deferred. The Company may also credit additional amounts to a participant’s discretionary contribution account under the Deferred Compensation Plan. Company matching and any additional discretionary credits begin to vest at a rate of 20% per year after a participant has attained two years of service, as such term is defined in our 401(k) plan, and will vest automatically on a participant’s death or a change in control of the Company if the participant is employed on such date. Each of our named executive officers participated in, and received Company matching credits under, the Deferred Compensation Plan during fiscal year 2018.

Distributions of participant elective deferrals and Company matching credits, to the extent vested, under the Deferred Compensation Plan are generally made in a lump sum upon a participant’s separation from service, unless the participant has made an alternative election in accordance with plan terms. Employer discretionary credits, to the extent vested, are paid in five annual installments upon a participant’s separation from service. In the event of an unforeseeable emergency, a participant may petition for an immediate distribution from his or her deferral account under the plan.

Equity and Incentive Plans

Management Incentive Plan

Effective September 28, 2007, the board of managers of The Habit Restaurants, LLC adopted the Management Incentive Plan. The Management Incentive Plan provides for the grant of Class C units to selected employees and other persons providing services for The Habit Restaurants, LLC and its subsidiaries.

Immediately prior to the completion of our IPO, all of the outstanding vested and unvested Class C units in The Habit Restaurants, LLC were converted into an amount of vested and unvested The Habit Restaurants, LLC common units, respectively, in each case, based on our pre-IPO value. Each unvested common unit of The Habit Restaurants, LLC continues to vest based on the vesting schedule of the outstanding unvested Class C unit for which it was exchanged. The vested and unvested common units of The Habit Restaurants, LLC are entitled to receive distributions, if any, from The Habit Restaurants, LLC, provided, however, that distributions (other than tax distributions) in respect of unvested common units of The Habit Restaurants, LLC will only be delivered to the holder thereof when, as, and if such units ultimately vest.

2014 Omnibus Incentive Plan

Our Board adopted The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan (the “2014 Omnibus Incentive Plan”) in November 2014 and, following its adoption, all equity-based awards have been granted under the 2014 Omnibus Incentive Plan. The 2014 Omnibus Incentive Plan also permits the grant of cash bonuses. On April 23, 2019, our Board adopted The Habit Restaurants, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “A&R Omnibus Incentive Plan”). Subject to the approval of our stockholders, equity-based awards will be granted under the A&R Omnibus Incentive Plan. The A&R Omnibus Incentive Plan will also continue to permit the grant of cash bonuses.

On April 16, 2018, our Board granted restricted stock units and options to purchase shares of our Class A common stock to our named executive officers under the 2014 Omnibus Incentive Plan, the terms of which are described above under “2018 Equity Grants.”

Director Compensation

Individuals affiliated with KarpReilly who serve as members of our Board are not separately compensated for their services as a director, other than reimbursement of out-of-pocket expenses incurred in connection with rendering such services. Our other non-employee directors, Mr. Ira L. Zecher, Mr. A. William Allen III, Mr. Joseph J. Kadow and Ms. Karin Timpone, receive fees for service on our Board. Each non-employee director who is not affiliated with KarpReilly is entitled to an annual retainer fee of $40,000. Mr. Zecher is entitled to an additional annual fee of $10,000 for serving as Chair of our Audit Committee and an additional fee of $2,500 for serving as a member of our Nominating and Corporate Governance Committee. Mr. Allen is entitled to an additional annual fee of $7,500 for serving as Chair of our Compensation Committee and an additional fee of $5,000 for serving as a member of our Audit Committee. Mr. Kadow is entitled to an additional annual fee of $5,000 for serving as a member of our Audit Committee and an additional annual fee of $2,500 for serving as a member of our Nominating and Corporate Governance Committee. Ms. Timpone is entitled to an additional annual fee of $5,000 for serving as a member of our Compensation Committee and an additional annual fee of $2,500 for serving as a member of our Nominating and Corporate Governance Committee.

The following table provides information regarding the compensation of our non-employee directors for fiscal year 2018:

Name	Fees Earned ($)	Stock Awards ($)(2)	Total
Ira L. Zecher(1)	$52,500	$50,002	$102,502
A. William Allen III(1)	$52,500	$50,002	$102,502
Joseph J. Kadow(1)	$47,500	$50,002	$97,502
Karin Timpone(3)	$11,875	$49,991	$61,866

(1)

As of December 25, 2018, Messrs. Zecher and Allen each held an outstanding option to purchase 8,333 shares of Company common stock, and Mr. Kadow held an outstanding option to purchase 6,427 shares of Company common stock. These options were granted under the 2014 Omnibus Incentive Plan in fiscal year 2014 (for Messrs. Zecher and Allen) and 2015 (for Mr. Kadow) with an exercise price equal to $18.00 per share (for Messrs. Zecher and Allen) and $23.34 (for Mr. Kadow) and a three-year vesting period, subject to continued service as a member of our Board through the applicable vesting date.

(2)	The amounts reported represent the grant date fair value calculated under ASC Topic 718, disregarding the effects of estimated forfeitures, of restricted stock units granted in fiscal year 2018.
(3)	Ms. Timpone joined our Board in October 2018.

Beginning in fiscal year 2018, each non-employee director who is not affiliated with KarpReilly will also be entitled to receive an annual grant of restricted stock units with a grant date value of $50,000. The restricted stock units will vest in substantially equal installments over three years commencing on the date of grant, subject to continued service as a member of our Board through the applicable vesting date.

Equity Compensation Plan Information

The following table sets forth, in tabular format, as of December 25, 2018, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Name	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,655,067	$15.71	772,911

Equity compensation plans not approved by security holders(2)	—	—	—

(1)	Weighted average exercise price of outstanding options excludes restricted stock units.
(2)	Excludes the A&R Omnibus Incentive Plan, which is subject to stockholder approval in accordance with Proposal Three.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 17, 2019 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group.

The amounts and percentages of Class A common stock and Class B common stock (together with the same amount of LLC Units) beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated, the address for each listed stockholder is: c/o The Habit Restaurants, LLC, 17320 Red Hill Avenue, Suite 140, Irvine, CA 92614.

Because we have disclosed the ownership of shares of our Class B common stock and LLC Units of The Habit Restaurants, LLC (which will be exchangeable for Class A common stock), the shares of our Class A common stock corresponding to the LLC Units of The Habit Restaurants, LLC are not reflected in the table below.

	Class A Common Stock Beneficially Owned(1)		Combined Voting Power(2)
Name of Beneficial Owner	Number	%	%
Directors and Executive Officers
A. William Allen III	18,561	*	*
Russell W. Bendel(3)	29,325	*	2.9
Douglas Branigan	700	*	*
Ira Fils	20,246	*	1.1
Joseph J. Kadow	5,894	*	*
Allan Karp(4)	230,043	1.1	10.7
Christopher Reilly(4)	230,043	1.1	10.7
Anthony Serritella(3)	13,285	*	1.1
Peter Whitwell	7,822	*	*
John Phillips	3,500	*	*
Iwona Alter	—	—	—
Ira L. Zecher	894	*	*
Karin Timpone	—	—	—
All executive officers and directors as a group (13 persons)	330,270	1.6	16.2

5% Equityholders
Entities affiliated with KarpReilly, LLC(4)	230,043	1.1	10.7
Barclays PLC(5)	1,097,587	5.3	4.2
Renaissance Technologies, LLC(6)	1,427,100	6.9	5.5
The Vanguard Group(7)	1,068,255	5.2	4.1
BlackRock, Inc.(8)	1,431,457	6.9	5.5

	Class B Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number	%
Directors and Executive Officers
A. William Allen III	—	—
Russell W. Bendel(3)	718,958	13.4
Douglas Branigan	—	—
Ira Fils	263,553	4.9
Joseph J. Kadow	—	—
Allan Karp(4)	2,554,681	47.5
Christopher Reilly(4)	2,554,681	47.5
Anthony Serritella(3)	276,576	5.1
Peter Whitwell	38,431	*
John Phillips(3)	34,373	*
Iwona Alter	—	—
Ira L. Zecher	—	—
Karin Timpone	—	—
All executive officers and directors as a group (13 persons)	3,886,572	72.3

5% Equityholders
Entities affiliated with KarpReilly, LLC(4)	2,554,681	47.5
Brent Reichard(9)	667,903	12.4
Entities affiliated with Reichard Bros. Enterprises, Inc.(9)	434,323	8.1

footnotes continued below

*	Indicates less than one percent.
(1)

Subject to the terms of the LLC Agreement, the LLC Units together with a corresponding number of shares of Class B common stock, which will be cancelled in the exchange, are exchangeable for, generally, at the option of The Habit Restaurants, Inc., cash or shares of our Class A common stock on a one-for-one basis. Beneficial ownership of Class A common stock reflected in the table above does not reflect beneficial ownership of LLC Units (and corresponding shares of Class B common stock) for which such shares of Class A common stock may be exchanged.

(2)

Includes the voting power of each owner based on the voting power held through both the owners’ Class A common stock and Class B common stock. Represents percentage of voting power of the Class A common stock and Class B common stock of The Habit Restaurants, Inc. voting together as a single class. Each holder of LLC Units (other than The Habit Restaurants, Inc. and its wholly-owned subsidiaries) holds one corresponding share of Class B common stock for each LLC Unit held.

(3)

Mr. Bendel’s, Mr. Serritella’s and Mr. Phillips’ Class A and Class B shares in The Habit Restaurants, Inc. and their LLC Units are held in custodial accounts for the benefit of their immediate families, respectively.

(4)

Based on a Schedule 13G filed by KarpReilly GP, LLC (“KarpReilly GP”) on February 10, 2017. Shares of Class A common stock shown as beneficially owned by entities affiliated with KarpReilly include: (a) 1,977,129 shares of Class A common stock underlying an identical number of LLC Units and shares of Class B common stock held by KarpReilly Investments, LLC (“KR Investments”) ; (b) 7,438 shares of Class A common stock underlying an identical number of LLC Units and shares of Class B common stock held by KarpReilly HB Co-Invest, LLC (“KarpReilly HB”) ; (c) 4,520 shares of Class A common stock held by Habit Restaurant Co-Invest, LLC (“Co-Invest”); and (d) (i) 570,114 shares of Class A common stock underlying an identical number of LLC Units and shares of Class B common stock and (ii) 225,523 shares of Class A common stock, held by KarpReilly GP, LLC (“KarpReilly GP”). Messrs. Christopher Reilly and Allan Karp may be deemed the beneficial owners of all the securities held by the entities affiliated with KarpReilly, LLC, as hereinafter described. Messrs. Reilly and Karp, as the sole managers of KarpReilly GP, which is the managing member of KarpReilly HB and Co-Invest LLC, have sole voting and dispositive power over and may be deemed the beneficial owners of all of the securities of KarpReilly HB. Additionally, Messrs. Reilly and Karp, as the sole managers of KR Investments, have sole voting and dispositive power over and may be deemed the beneficial owners of all of the securities of KR Investments. Each of Messrs. Reilly and Karp disclaim ownership of such shares except to the extent of their respective pecuniary interests therein. The principal business address of KR Investments, KarpReilly HB, and Co-Invest LLC is c/o KarpReilly, LLC, 104 Field Point Road, Greenwich, CT 06830.
(5)	Based on a Schedule 13G filed by Barclays PLC on February 14, 2019. The business address of Barclays PLC is 1 Churchill Place, Canary Wharf, London X0 E14 5HP, United Kingdom.
(6)	Based on a Schedule 13G filed by Renaissance Technologies, LLC on February 12, 2019. The business address of Renaissance Technologies, LLC is 800 Third Avenue, New York, NY 10022.
(7)	Based on a Schedule 13G filed by The Vanguard Group on February 11, 2019. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(8)	Based on a Schedule 13G filed by BlackRock, Inc. on February 4, 2019. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(9)

Reichard Bros. Enterprises, Inc. (“RBE”) beneficially owns 434,323 LLC Units directly, as well as a corresponding amount of our Class B common stock. Additionally, Mr. Reichard, as president of RBE, may be deemed the beneficial owner of the 434,323 LLC Units beneficially owned by RBE in The Habit Restaurants, LLC directly, as well as a corresponding amount of our Class B common stock. Mr. Reichard further beneficially owns 233,490 LLC Units directly, as well as a corresponding amount of our Class B common stock. Additionally, Mr. Reichard may be deemed to beneficially own 90 LLC Units held in a custodial account for the benefit of the Reichard Family, as well as a corresponding amount of our Class B common stock. All such LLC Units may be exchanged, pursuant to exchange procedures detailed in the LLC Agreement, for cash or shares of Class A common stock of The Habit Restaurants, Inc., generally at the Issuer’s election.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

The following is a description of transactions, since December 26, 2017, in which (a) we are a participant, (b) the amount involved exceeds $120,000 and (c) one or more of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest. We refer to these as “related person transactions.”

Recapitalization Transactions in Connection with the IPO

These summaries do not purport to be complete descriptions of all of the provisions of the documents relating to the recapitalization transactions and the material exhibits thereto, and they are qualified in their entirety by reference to the complete text of agreements which have been filed with the SEC as exhibits to the registration statement relating to our IPO.

The Habit Restaurants, LLC Limited Liability Company Agreement

In connection with the recapitalization transactions, the LLC Agreement was amended and restated. As a result of the transactions in connection with the recapitalization and the IPO, The Habit Restaurants, Inc. holds interests directly and indirectly through its subsidiaries in The Habit Restaurants, LLC and is the sole managing member of The Habit Restaurants, LLC. Accordingly, The Habit Restaurants, Inc. operates and controls all of the business and affairs of The Habit Restaurants, LLC and, through The Habit Restaurants, LLC, conducts our business. Additionally, The Habit Restaurants, LLC reclassified its outstanding LLC Units as non-voting units. Notwithstanding the foregoing, The Habit Restaurants, LLC bears the costs of or reimburses The Habit Restaurants, Inc. for certain expenses incurred by The Habit Restaurants, Inc.

Pursuant to the LLC Agreement, The Habit Restaurants, Inc. has the right to determine, subject to the discussion of tax distributions below, when distributions will be made to holders of LLC Units and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the holders of LLC Units (including The Habit Restaurants, Inc. and its subsidiaries) pro rata in accordance with the percentages of their respective LLC Units (other than, for clarity, certain non-pro-rata payments to us to satisfy certain of our obligations).

The holders of LLC Units, including The Habit Restaurants, Inc. and its subsidiaries, will incur U.S. federal, state and local income taxes on their allocable shares (determined under relevant tax rules) of any taxable income of The Habit Restaurants, LLC. Net profits and net losses of The Habit Restaurants, LLC will generally be allocated to holders of LLC Units (including The Habit Restaurants, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests, except to the extent certain rules provide for disproportionate allocations or are otherwise required under applicable tax law. The LLC Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of LLC Units. Generally, these tax distributions will be computed based on our estimate of the taxable income of The Habit Restaurants, LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Irvine, California (taking into account, among other things, the deductibility of certain expenses and certain adjustments relating to the calculation of state taxes). For purposes of determining the taxable income of The Habit Restaurants, LLC, such determination is made by generally disregarding any adjustment to the taxable income of any member of The Habit Restaurants, LLC that arises under the tax basis adjustment rules of the Internal Revenue Code of 1986, as amended (the “Code”), and is attributable to the acquisition by such member of an interest in The Habit Restaurants, LLC in the IPO and future sale or exchange transactions.

As a result of the potential differences in the amount of net taxable income allocable to us and to The Habit Restaurants, LLC’s other equity holders and potential differences in applicable tax rates, we receive tax distributions in excess of our tax liabilities and our payment obligations under the tax receivable agreement. We do not currently expect to pay any cash dividends on shares of our Class A common stock, and, to the extent we do not distribute such cash balances as dividends and instead retain such cash balances, The Habit Restaurants, LLC’s other equity holders would benefit from any value attributable to such accumulated cash balances as a result of their ownership of shares of common stock following an exchange of their LLC Units of The Habit Restaurants, LLC pursuant to the LLC Agreement. See “—Exchange Procedures.”

Exchange Procedures

Pursuant to and subject to the terms of the LLC Agreement, the Continuing LLC Owners have the right to exchange their LLC Units, together with a corresponding number of shares of Class B common stock (which such shares will be cancelled in connection with any such exchange) for, at the option of The Habit Restaurants, Inc. (such determination to be made by the disinterested members of our Board), (i) shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications or (ii) cash consideration (generally calculated based on the volume-weighted average price of the Class A common stock of The Habit Restaurants, Inc., as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A common stock of The Habit Restaurants, Inc. for the 15 trading days immediately prior to the delivery date of a notice of exchange). At any time that an effective registration statement is on file with the SEC with respect to the shares of Class A Common Stock to be issued upon an exchange, The Habit Restaurants, Inc. may not provide cash consideration upon an exchange to a Continuing LLC Owner without the Continuing LLC Owner’s prior consent. As any Continuing LLC Owner exchanges its LLC Units, The Habit Restaurants, Inc.’s interest in The Habit Restaurants, LLC will increase. The LLC Agreement provides that a Continuing LLC Owner will not have the right to exchange LLC Units if, among other things, we determine that such exchange would be prohibited by law or regulation or would violate other agreements with us to which the Continuing LLC Owner may be subject. These exchanges are expected to result in increases in the tax basis of the assets of The Habit Restaurants, LLC that otherwise would not have been available. Increases in tax basis resulting from such exchanges may reduce the amount of tax that The Habit Restaurants, Inc. would otherwise be required to pay in the future. This tax basis may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. The Company amended its LLC Agreement in May 2016 and then again in March 2017, pursuant to which the Company now processes exchange requests once a month. The new exchange processing timeline became effective in May 2017. We may impose additional restrictions on exchange that we determine to be necessary or advisable to prevent The Habit Restaurants, LLC from being treated as a “publicly traded partnership” for U.S. federal income tax purposes. When a holder exchanges LLC Units and an equal number of shares of Class B common stock for shares of Class A common stock, because The Habit Restaurants, Inc. acquires additional LLC Units in connection with such exchange, the number of LLC Units held by The Habit Restaurants, Inc. will correspondingly increase, and such shares of Class B common stock will be cancelled.

As noted above, each of the Continuing LLC Owners also holds a number of shares of our Class B common stock equal to the number of LLC Units held by such person. Although shares of Class B common stock have no economic rights, they give holders voting power at The Habit Restaurants, Inc., the managing member of The Habit Restaurants, LLC, at a level that is consistent with their overall equity ownership of our business. Under our amended and restated certificate of incorporation, each share of Class B common stock is entitled to one vote. Accordingly, the voting power afforded to the Continuing LLC Owners by their shares of Class B common stock is automatically and correspondingly reduced as they exchange LLC Units and Class B common stock for shares of our Class A common stock pursuant to the LLC Agreement. Additionally, the voting power afforded to such Continuing LLC Owners will correspondingly increase as a result of the issuance of Class A common stock. Therefore, as a result of these transactions (and without taking into account any subsequent sale of shares of Class A common stock issued pursuant to the LLC Agreement), the voting power will effectively remain unchanged.

The limited liability company agreement of The Habit Restaurants, LLC also provides that substantially all expenses incurred by or attributable to The Habit Restaurants, Inc., but not including income tax expenses of The Habit Restaurants, Inc., will be borne by The Habit Restaurants, LLC.

License Agreement with Co-Founders

On February 11, 2004 we entered into a Trademark Assignment Agreement with Reichard Bros. Enterprises, Inc., pursuant to which we acquired all rights in and to eight service marks, trademarks, trade names and logotypes, and all rights, title and interest in a distinctive system for operating Habit restaurants and certain other intellectual property, including recipes, products, formulas, cooking techniques and trade secrets (the “Intellectual Property”) from Reichard Bros. Enterprises, Inc. Concurrently, we entered into an Intellectual Property License Agreement, pursuant to which we granted Reichard Bros. Enterprises, Inc. a royalty-free license to use such intellectual property in Santa Barbara County, California. On July 31, 2007, we amended and restated this license agreement when we entered into an Amended and Restated Trademark and Intellectual Property License Agreement with the co-founders of The Habit, Brent and Bruce Reichard, and Reichard Bros. Enterprises, Inc., pursuant to which we granted Reichard Bros. Enterprises, Inc. an exclusive royalty-free license to use the Intellectual Property to operate Habit restaurants in Santa Barbara County, California. We further amended this agreement in October 2014. We do not receive any royalties or fees from the operations of these restaurants, and they are operated solely by Reichard Bros. Enterprises, Inc. If Reichard Bros. Enterprises, Inc. does not successfully operate its licensed restaurants in a manner consistent with our standards and the standards set forth in the Amended and Restated Trademark License Agreement and requirements it may have a material adverse effect on our business, financial condition and results of operations.

Related Person Transactions Policy

We have a formal written policy with respect to the review, approval and ratification of related person transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may approve only those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

It is our policy for our Board to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interest. We believe that we have executed all of the transactions set forth under the section entitled “Certain Relationships and Related Transactions” on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the Audit Committee, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Indemnification Agreements

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation, provides that our directors will not be liable for monetary damages for breach of fiduciary duty as a director.

Prior to the completion of our IPO, we entered into indemnification agreements with each of our then-serving directors. We have since entered into indemnification agreements with each new director who has joined our board of directors after completion of our IPO. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware, subject to certain exceptions contained in those agreements. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Habit audited consolidated financial statements for the fiscal year ended December 25, 2018 and has discussed these statements with management and Moss Adams LLP, or Moss Adams, the Company’s independent registered public accounting firm. Habit management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of The Habit Restaurants, Inc. in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Moss Adams the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board AS 1301, Communications with Audit Committees.

Moss Adams also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB. PCAOB Rule 3526 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Moss Adams their independence from Habit.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Habit Annual Report on Form 10-K for the fiscal year ended December 25, 2018, for filing with the Securities and Exchange Commission.

Members of The Habit Restaurants, Inc. Audit Committee
Ira L. Zecher, Chair
Joseph J. Kadow
A. William Allen III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2018, we believe that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements.

DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

The Company invites its Board members and encourages them to attend its annual stockholder meetings. Two of the Company’s directors attended the Company’s 2018 Annual Meeting of Stockholders in person.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on March 20, 2020.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at The Habit Restaurants, Inc., 17320 Red Hill Avenue, Suite 140, Irvine, CA 92614. To be timely for the 2020 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our 2020 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2020 annual meeting must notify us no earlier than February 19, 2020 and no later than March 20, 2020. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2020 annual meeting.

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2018 Annual Report on Form 10-K has been posted on the Internet along with this proxy statement. Upon written request, we will mail, without charge, a copy of our 2018 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:

The Habit Restaurants, Inc.

17320 Red Hill Avenue

Suite 140

Irvine, CA 92614

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice or proxy materials was delivered. You may make a written or oral request by sending a written notification to our Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be recorded in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Directions to Annual Meeting

Directions to the 2019 Annual Meeting of Stockholders, to be held at 17370 Red Hill Ave., Irvine, CA 92614 are set forth below:

From the 405 North:

Take Exit 8 onto MacArthur Blvd

Turn Right onto MacArthur Blvd

Turn Right onto Red Hill Avenue

Destination will be on the Right

From the 405 South:

Take Exit 8 onto MacArthur Blvd

Turn Right onto MacArthur Blvd

Turn Right on Red Hill Avenue

Destination will be on the Right

There is free parking at the Homewood Suites Hotel.

By Order of the Board of Directors
/s/ Ira Fils Ira Fils Chief Financial Officer, Secretary and Director April 23, 2019

APPENDIX A

THE HABIT RESTAURANTS, INC.

AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

1. DEFINED	TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Any reference in the Plan or in any Award to a determination or action by the Administrator, or to the power or ability of the Administrator to make any such determination or to take any such action, shall be construed as permitting the Administrator to make any such determination or to take any such action in its sole and absolute discretion. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS	ON AWARDS UNDER THE PLAN

(a)    Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 3,525,275. Up to the total number of shares available for awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) net of shares of Stock underlying the portion of any Award that expires, terminates, or is forfeited prior to the issuance of Stock thereunder, and (ii) by treating as having been delivered the full number of shares covered by any portion of an SAR that is settled in Stock (and not only the number of shares of Stock delivered in settlement) and shares of Stock withheld by the Company in payment of the exercise or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award.

(b)    Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c)    Individual Limits. The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards, payable to any person in any calendar year:

(1)    Stock Options: 1,000,000 shares of Stock.

(2)    SARs: 1,000,000 shares of Stock.

(3)    Awards other than Stock Options, SARs or Cash Awards: 1,000,000 shares of Stock.

(4)    Cash Awards: $2,500,000.

i

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout.

In addition to the foregoing limits, the maximum grant date fair value, assuming a maximum payout, of any Award granted to any non-Employee Director during any calendar year shall not exceed $500,000 and the aggregate value of all compensation granted or paid to any Non-Employee Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Non-Employee Director outside of the Plan for his or her services on the Board during such calendar year, shall not exceed $750,000 in the aggregate.

5. ELIGIBILITY	AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company and its Affiliates who in the determination of the Administrator are in a position to contribute to the success of the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for NSOs and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E).

6. RULES	APPLICABLE TO AWARDS

(a)    All Awards.

(1)    Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of a Stock Option or SAR or otherwise as a term of an Award. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)    Term of Plan. No Awards may be made after ten (10) years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)    Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous inter vivos transfer (i.e., transfer not for value) of Awards other than ISOs, subject to such limitations as the Administrator may impose.

(4)    Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable; provided, that, no Award shall vest prior to the first anniversary of the grant date. Notwithstanding the foregoing, a number of shares of Stock not exceeding five percent (5%) of the number of shares of Stock that may be delivered in satisfaction of Awards may be delivered in satisfaction of Awards that are not subject to the minimum vesting period specified in the preceding sentence. Notwithstanding anything herein to the contrary, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)    Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B)    Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of forty-five (45) days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)    Subject to (D) below, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)    For the avoidance of doubt, all Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5)    Recovery of Compensation. The Administrator may provide in the case of any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality or any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5) and to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).

(6)    Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the

Accounting Rules). No Participant shall be eligible to receive a gross-up or other payment for excise taxes, if any, assessed on any Award granted hereunder.

(7)    Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service- or performance-based) will be subject to the same risk of forfeiture as applies to the underlying Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts may be made subject to such limits or restrictions as the Administrator may determine.

(8)    Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9)    Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(10)    Section 409A.

(A)    Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B)    If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(B) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(C)    For purposes of Section 409A, each payment made under this Plan will be treated as a separate payment.

(D)    With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(11)    Fair Market Value. The “Fair Market Value” of any share of Stock as of a particular date shall be (i) the closing price for a share of Stock reported on the NASDAQ (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b)    Stock Options and SARs.

(1)    Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)    Exercise Price. The exercise price of each Stock Option and the base value from which appreciation is to be measured of each SAR will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(3)    Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4)    Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

(5)    No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

7. EFFECT	OF CERTAIN TRANSACTIONS

(a)    Mergers, etc. Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1)    Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption

v

or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)    Cash-Out of Awards. Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines, it being understood, for the avoidance of doubt and without limiting the generality of clause (4) below, that if the exercise or purchase price (or base value) of an Award is equal to or greater than the Fair Market Value of one share of Stock, the Award may be cancelled with no payment due hereunder.

(3)    Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)    Termination of Awards Upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

(5)    Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, if the Administrator so determines, contain such restrictions, if any, as the Administrator determines to be appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator determines to be appropriate to carry out the intent of the Plan.

(b)    Changes in and Distributions With Respect to Stock.

(1)    Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2)    Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A.

(3)    Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL	CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT	AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that, except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER	COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a)    Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for any payment in connection with any such acceleration of income or additional tax.

12. ESTABLISHMENT	OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth such limitations and such additional terms and conditions as it determines. All supplements so established will be deemed to be part of the Plan, but except as the Administrator determines each supplement will apply only to Participants within the affected jurisdiction.

13. GOVERNING	LAW

(a)    Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)    Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)    Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it designates such ministerial tasks as it determines to be appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i)	Stock Options.

(ii)	SARs.

(iii)	Restricted Stock.

(iv)	Unrestricted Stock.

(v)	Stock Units, including Restricted Stock Units.

(vi)	Performance Awards.

(vii)	Cash Awards.

(viii)	Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment, severance-benefit or similar agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant; or (vi) other conduct by the Participant that could reasonably be expected to be harmful to the business, interests or reputation of the Company.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: The Habit Restaurants, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Compensation Committee.

“Disability”: In the case of any Participant who is party to an employment, severance-benefit or similar agreement that contains a definition of permanent or long-term disability, the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Disability” will mean a disability that would entitle such Participant to long-term disability benefits under the Company’s disability plan or insurance policy. Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Section 409A is payable in a manner that is required to be consistent with Treas. Reg. Section 1.409A-3(a)(2), the term “Disability” will mean a disability as described in Treas. Reg. Section 1.409A-3(i)(4)(i)(A).

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“Non-Employee Director”: A member of the Board that is not an officer or employee of the Company or any of its Affiliates.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.

A Performance Criterion may, but need not, be an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof), and expressed as an absolute goal, percentage of revenue, on a per share basis, or as growth or improvement over a particular period): net income; pre-tax income; sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; operating cash flow; free cash flow; stock price; stockholder return; return on stockholder equity; book value; expense control; economic value added; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or any other criteria as determined by the Administrator. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”: The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

ANNUAL MEETING OF STOCKHOLDERS OF THE HABIT RESTAURANTS, INC. June 19, 2019 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19786 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230300000000001000 3 061919 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect the following Class II Director Nominees FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below NOMINEES: Allan Karp Joseph J. Kadow INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. To approve the Amended and Restated 2014 Omnibus Incentive Plan. NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of THE HABIT RESTAURANTS, INC. Class a Common Stock to Be held on June 19, 2019 at 10:00 a.m. at 17370 red hill ave., irvine, CA 92614 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 6/5/19. Please visit http://www.astproxyportal.com/ast/19786/, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-Na (888-776-9962) 718-921-8562 (for international callers) TO VOTE: E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/Request Materials ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. 1. To elect the following Class II Director Nominees NOMINEES: Allan Karp Joseph J. Kadow Please note that you cannot use this notice to vote by mail. 2. To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. To approve the Amended and Restated 2014 Omnibus Incentive Plan. NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

ANNUAL MEETING OF STOCKHOLDERS OF THE HABIT RESTAURANTS, INC. June 19, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19786 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230300000000001000 3 061919 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒ 1. To elect the following Class II Director Nominees NOMINEES: FOR ALL NOMINEES Allan Karp Joseph J. Kadow FOR WITHHOLD ALL NOMINEES AUTHORITY (See FOR ALL instructions EXCEPT below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. To approve the Amended and Restated 2014 Omnibus Incentive Plan. NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. MARK X HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 14475 THE HABIT RESTAURANTS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE HABIT RESTAURANTS, INC. The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) IRA FILS and RUSSELL BENDEL, or any of them, each with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of The Habit Restaurants, Inc. (the “Company”) to be held at 17370 Red Hill Ave., Irvine, CA 92614 on June 19, 2019 at 10:00 a.m., and any adjournment or postponement thereof, all the shares of Class A Common Stock of the Company which the stockholder(s) could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote as specified on the reverse. (Continued and to be signed on the reverse side.) 1.1

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ANNUAL MEETING OF STOCKHOLDERS OF THE HABIT RESTAURANTS, INC. June 19, 2019 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19786 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230300000000001000 3 061919 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect the following Class II Director Nominees FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Allan Karp Joseph J. Kadow INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. To approve the Amended and Restated 2014 Omnibus Incentive Plan. NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of THE HABIT RESTAURANTS, INC. Class B Common Stock To Be Held On June 19, 2019 at 10:00 a.m. at 17370 Red Hill Ave., Irvine, CA 92614 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 6/5/19. Please visit http://www.astproxyportal.com/ast/19786/, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) TO VOTE: E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. 1. To elect the following Class II Director Nominees NOMINEES: Allan Karp Joseph J. Kadow Please note that you cannot use this notice to vote by mail. 2. To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. To approve the Amended and Restated 2014 Omnibus Incentive Plan. NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

ANNUAL MEETING OF STOCKHOLDERS OF THE HABIT RESTAURANTS, INC. June 19, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19786 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230300000000001000 3 061919 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect the following Class II Director Nominees FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Allan Karp Joseph J. Kadow INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. To approve the Amended and Restated 2014 Omnibus Incentive Plan. NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE HABIT RESTAURANTS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE HABIT RESTAURANTS, INC. The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) IRA FILS and RUSSELL BENDEL, or any of them, each with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of The Habit Restaurants, Inc. (the “Company”) to be held at 17370 Red Hill Ave., Irvine, CA 92614 on June 19, 2019 at 10:00 a.m., and any adjournment or postponement thereof, all the shares of Class B Common Stock of the Company which the stockholder(s) could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote as specified on the reverse. (Continued and to be signed on the reverse side.) 1.1 14475